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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 6, 2000, relating to the statement of assets and liabilities of Commonfund Institutional Funds -- Short Duration Fund (subsequently renamed CIF Short Duration Fund), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
December 13, 2000